UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2019

AVID BIOSERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32839	95-3698422
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2642 Michelle Drive, Suite 200, Tustin, California 92780
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (714) 508-6100

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 8, 2019, Avid Bioservices, Inc. (the “Company”) announced that the Company’s Board of Directors appointed Richard B. Hancock as the Company’s interim President and Chief Executive Officer effective immediately. Mr. Hancock, age 60, has served as a director of the Company since November 2017. Mr. Hancock has worked in the biologic contract development and manufacturing organization (“CDMO”) industry for over 30 years in various operational and executive roles, serving most recently as President and CEO of Althea Technologies, Inc., a large molecule CDMO producing a wide range of biologics, vaccines and parenteral products. In addition to Althea, Mr. Hancock has held senior management positions at The Immune Response Corporation, and Hybritech Inc. (now part of Eli Lilly & Company), and he is currently the Chairman of the Board and Executive Director of Argonaut Manufacturing Services, Inc., a privately-owned CDMO focused on the biotechnology and life sciences industries. Mr. Hancock received a B.A. in Microbiology from Miami University. The Board of Directors concluded that Mr. Hancock should serve as a director in light of his extensive operational and executive management experience in the CDMO industry.

Upon recommendation and approval by the Compensation Committee of the Company’s Board of Directors, the Company is providing Mr. Hancock the following compensation: (i) a base salary of $40,333.33 per month; (ii) eligibility to receive a cash bonus based upon the Company’s achievement of certain corporate goals to be approved by the Board of Directors for fiscal year 2020 at a target level of sixty percent (60%) of his annualized base salary, pro-rated for the partial year; and (iii) eligibility to participate in all benefits programs generally provided by the Company to its other executive officers. In addition, Mr. Hancock was granted a stock option to purchase 46,540 shares of the Company’s common stock at an exercise price of $4.53 per share, the closing price on May 7, 2019, and awarded a restricted stock unit (“RSU”) for 19,950 shares. Each of the stock option and RSU vest in equal annual installments over a period of four years from the date of grant.

Mr. Hancock replaces Roger J. Lias, Ph.D., who resigned as the Company’s President and Chief Executive Officer on May 7, 2019. On the same day, Dr. Lias also resigned as a director of the Company. Dr. Lias did not resign from his position as a director as a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Item 8.01	Other Events.

On May 8, 2019, the Company issued a press release announcing the appointment of Richard B. Hancock, as the interim President and Chief Executive Officer of the Company. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits. The following material is filed as an exhibit to this Current Report on Form 8-K:

Exhibit
Number

99.1	Press Release issued May 8, 2019.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVID BIOSERVICES, INC.

Date: May 8, 2019	By: /s/ Daniel R. Hart
Daniel R. Hart

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EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press Release issued May 8, 2019.

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